Exhibit 99.1

News for Immediate Release

Contact: Alan Breitman
Chief Financial Officer
The First Marblehead Corporation
800 Boylston Street, 34th FL
Boston, MA 02199
617.638.2065

First Marblehead Announces Fourth Quarter and Full Year Financial Results

Net Operating Cash Usage Reduced 33% as Compared to Prior Year; Results from Continuing Operations Improve 22%; Company Completes Sale of Private Education Loan Portfolio and Recognizes Approximately $700,000 Gain

BOSTON, MA, September 10, 2014 — The First Marblehead Corporation (NYSE: FMD) today announced its financial and operating results for the fourth quarter and full fiscal year ended June 30, 2014.

As a result of the Company’s review of strategic alternatives for its bank subsidiary Union Federal Savings Bank (“Union Federal”), during the fourth quarter of fiscal 2014, the Board of Directors of Union Federal, as well as the Board of Directors of the Company, approved the dissolution of Union Federal and authorized Union Federal to prepare a plan of voluntary dissolution, which plan is subject to the approval of the Union Federal Board of Directors, the Office of the Comptroller of the Currency and the Company, as the sole stockholder of Union Federal. The Company classified Union Federal as a discontinued operation for all periods presented.

For the fiscal year ended June 30, 2014, the Company recorded a net loss from continuing operations of $40.1 million, or $(3.55) per share1, compared to a net loss from continuing operations of $51.1 million, or $(4.77) per share, for the fiscal year ended June 30, 2013, an improvement of 22% year-over-year. Revenues for the fiscal year ended June 30, 2014 increased $4.2 million, or 10%, to $44.2 million as compared to the prior fiscal year. The increase in revenues included a $2.2 million increase in fee income from Cology LLC, which completed its acquisition of a substantial portion of the operating assets of Cology, Inc. and its affiliates in October 2012, an increase of $1.6 million in Monogram-based fee revenues, an increase of $1.5 million in revenues from Tuition Management Systems LLC and an increase of $1.2 million in fee income for portfolio management services. These increases were partially offset by $2.0 million in lower revenues from special servicing activities that were transferred to a third party in November 2012. These revenue increases, coupled with a $7.4 million reduction in expenses as loan acquisition costs fell $3.3 million and special servicing costs declined $1.6 million, contributed to a $14.1 million, or 33% decline, in net operating cash usage*, a non-GAAP financial measure, for the fiscal year ended June 30, 2014.

The net loss from continuing operations for the fourth quarter of fiscal 2014 was $12.5 million, or $(1.11) per share, compared to a net loss from continuing operations of $15.6 million, or

$(1.39) per share, for the same period a year ago, primarily driven by a 12% increase in revenues and a 9% decrease in expenses.

“We are pleased with the results for the fourth quarter and fiscal 2014 as we continued with the trend of revenue growth in conjunction with lowered operating expenses,” said Daniel Meyers, Chairman and Chief Executive Officer. ”We believe that we can continue this trend in fiscal 2015,” added Mr. Meyers.

For the fiscal year ended June 30, 2014, total facilitated private education loan volumes, excluding those facilitated by Union Federal, were $669.0 million, up 152% from the prior fiscal year. The increase was primarily due to our full year of ownership in fiscal 2014 of Cology LLC where facilitated private education loan volumes were $579.7 million, up 253% from the prior fiscal year.  Monogram-based facilitated loan volumes, excluding those facilitated by Union Federal, were $89.3 million, a 12% decline from the prior fiscal year primarily due to a reduction in marketing spend. Loan disbursements, excluding those disbursed by Union Federal, for the fiscal year ended June 30, 2014 totaled $639.4 million, up 56% from the prior fiscal year.

On June 25, 2014, Union Federal sold to RBS Citizens, N.A., a subsidiary of RBS Citizens Financial Group, Inc. (“Citizens”), a portfolio of private education loans with an aggregate outstanding principal balance of $19.2 million. Union Federal received $20.3 million in sale proceeds, equal to 103.5% of the aggregate outstanding principal balance plus all accrued but unpaid interest, and recorded a gain on the sale, within discontinued operations, of approximately $700 thousand.  This was the second sale of a portfolio of private education loans by Union Federal to Citizens.  In the first sale, which closed on March 28, 2014, Union Federal sold a portfolio of private education loans with an outstanding principal balance of approximately $39.8 million.

Company Liquidity

As of June 30, 2014, the Company had cash, cash equivalents and short-term investments, from continuing operations, of $74.0 million compared to $113.8 million at June 30, 2013. The decrease of $39.8 million was primarily the result of $32.6 million used to fund continuing operations, $2.7 million in additional deposits for participation interest accounts and $2.5 million for purchases of property and equipment.

1  All per share amounts presented reflect the impact of the Company’s 1:10 reverse stock split that was effected on  December 2, 2013.

 * See below under the heading “Use of Non-GAAP Financial Measures.”

Quarterly Conference Call

First Marblehead will host a conference call on Wednesday, September 10, 2014 at 5:00 p.m. Eastern Time to discuss its operating results. Investors and other interested parties are invited to listen to the conference call via a simultaneous internet broadcast on the Company’s website at www.firstmarblehead.com, under “For Investors,” or by dialing (888) 317-6003 from the United States or (412) 317-6061 from abroad and entering the pass code 8499907.

A replay will be available approximately one hour after completion of the call on First Marblehead’s website or by dialing (877) 344-7529 from the United States or (412) 317-0088 from abroad and entering the pass code 10052037. The replay will be available for two weeks.

About The First Marblehead Corporation First Marblehead helps meet the need for education financing by offering national and regional financial institutions and educational institutions the Monogram® platform, an integrated suite of design, implementation and credit risk management services for private label, customizable private education loan programs. For more information, please see www.firstmarblehead.com. First Marblehead supports responsible lending and is a strong proponent of the smart borrowing principle, which encourages students to access scholarships, grants and federally-guaranteed loans before considering private education loans; please see www.SmartBorrowing.org. Through its bank subsidiary, Union Federal, First Marblehead offers private residential and commercial mortgage loans and retail savings, money market and time deposit products. For more information, please see www.unionfsb.com. Following the dissolution of Union Federal, FMD will cease to offer banking services through Union Federal. First Marblehead offers outsourced tuition planning, billing, payment technology services and refund management services through its subsidiary Tuition Management Systems LLC. For more information, please see www.afford.com. Through its subsidiary, Cology LLC, First Marblehead offers private education loan processing and disbursement services for lenders. For more information, please see www2.cology.com.

Statements in this press release, including the financial tables, regarding First Marblehead’s future revenue, expenses and other financial and operating results and liquidity, including the characteristics, pricing or performance of future Monogram-based private education loan portfolios, and statements concerning the proposed dissolution of Union Federal, as well as any other statements that are not purely historical, constitute forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. These forward-looking statements are based upon our historical performance, and on our plans, estimates and expectations as of September 10, 2014. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future results, plans, estimates, intentions or expectations expressed or implied by us will be achieved. You are cautioned that matters subject to forward-looking statements involve known and unknown risks and uncertainties, including economic, legislative, regulatory, competitive and other factors, which may cause our actual financial or operating results, facilitated and disbursed loan volumes and resulting cash flows or financing-related revenues, the proposed dissolution of Union Federal, or the timing of events, to be materially different than those expressed or implied by forward-looking statements. Important factors that could cause or contribute to such differences include: market acceptance of, and demand for, our Monogram platform and fee-based service offerings, including our success in negotiating loan program agreements with additional clients; the successful sales and marketing of Monogram-based loan offerings, including the volume of loan applications and the extent to which loan applications ultimately result in disbursed loans; the volume, timing and performance of disbursed loans; the size and structure of any credit enhancement provided by First Marblehead in connection with our Monogram platform; the successful sales and marketing of the products and services offered by Tuition Management Systems LLC and Cology LLC; other changes to our business model or business effects, including the effects of industry, economic or political conditions outside of First Marblehead’s control; capital markets conditions and our ability to structure securitizations or alternative financings; the size, structure and timing of any such securitizations or alternative financings; our ability to further reduce our operating expenses without adversely affecting our business; the outcome of any investigation, audit, claim, regulatory action or suit relating to the transfer of the trust certificate of NC Residuals Owners Trust or the asset services agreement between the purchaser and First Marblehead, including any challenge to tax refunds previously received or any proposed additional taxable income as a result of the audit being conducted by the Internal Revenue Service; resolution of litigation and regulatory proceedings pertaining to our Massachusetts state income tax returns; the proposed dissolution of Union Federal, including the timing of any such dissolution, and any costs relating to the proposed dissolution or a decision not to proceed with the proposed dissolution for any reason, including, without limitation, the failure to receive the necessary corporate or regulatory approvals; the estimates and assumptions we make in preparing our financial statements, including quantitative and qualitative factors used in determining the estimate of the fair value of service revenue receivables and deposits for participation interest accounts; and the other factors set forth under the caption “Part II – Item 1A. Risk Factors” in First Marblehead’s quarterly report on Form 10-Q filed with the Securities and Exchange Commission on May 8, 2014. Important factors that could cause or contribute to future adjustments to the estimates and assumptions we make in preparing our financial statements include: actual transactions or market observations relating to asset-backed securities, loan portfolios or corporate debt securities; variance between our performance assumptions and the actual performance of the loan portfolios held by the GATE trusts, Union Federal or First Marblehead’s clients (the “Portfolios”); economic, legislative, regulatory, competitive and other factors affecting discount, default, recovery and prepayment rates on the Portfolios, including general economic conditions, the consumer credit environment and unemployment rates; management’s determination of which qualitative and quantitative factors should be weighed in our estimates, and the weight to be given to such factors; capital markets receptivity to securities backed by private education loans; interest rate trends; any challenge to the tax refunds previously received as a result of the audit being conducted by the Internal Revenue Service; the resolution of our appeal in the cases pertaining to our Massachusetts state income tax returns; and the proposed dissolution of Union Federal, including the timing of any such dissolution, and any costs relating to the proposed dissolution or a decision not to proceed with the proposed dissolution for any reason, including, without limitation, the failure to receive the necessary corporate of regulatory approvals. We specifically disclaim any obligation to update any forward-looking statements as a result of developments occurring after the date of this press release, even if our estimates change, and you should not rely on those statements as representing our views as of any date subsequent to the date of this press release.

The First Marblehead Corporation and Subsidiaries
Consolidated Statements of Operations
For the Three and Twelve Months Ended June 30, 2014 and 2013
(unaudited)
(dollars and shares in thousands, except per share amounts)

	Three months ended June 30,		Twelve months ended June 30,
	2014	2013	2014	2013
Revenues:
Tuition payment processing fees	$4,717	$4,404	$28,186	$26,668
Administrative and other fees	2,739	2,287	13,640	11,238
Fair value changes to service revenue receivables	82	11	2,330	2,068
Total revenues	7,538	6,702	44,156	39,974
Expenses:
Compensation and benefits	8,626	10,438	36,251	39,317
General and administrative	11,454	11,645	47,629	51,950
Total expenses	20,080	22,083	83,880	91,267
Other income:
Net interest income	39	82	202	349
Other income	242	962	582	2,112
Total other income	281	1,044	784	2,461
Loss from continuing operations, before income taxes	(12,261)	(14,337)	(38,940)	(48,832)
Income tax expense from continuing operations	258	1,218	1,125	2,295
Net loss from continuing operations	(12,519)	(15,555)	(40,065)	(51,127)
Discontinued operations, net of taxes	(733)	362	2,498	930
Net loss	$(13,252)	$(15,193)	$(37,567)	$(50,197)
Net (loss) income per basic and diluted common share
From continuing operations	$(1.11)	$(1.39)	$(3.55)	$(4.77)
From discontinued operations	(0.06)	0.03	0.22	0.09
Total basic net loss per basic and diluted share	$(1.17)	$(1.36)	$(3.33)	$(4.68)
Basic and diluted weighted-average common shares outstanding	11,296	11,144	11,270	10,735

 The First Marblehead Corporation and Subsidiaries
Consolidated Balance Sheets
As of June 30, 2014 and 2013
(unaudited)
(dollars and shares in thousands, except per share amounts)

	2014	2013
Assets
Cash and cash equivalents	$33,955	$58,599
Short-term investments, at cost	40,057	55,179
Restricted cash	94,436	87,338
Deposits for participation interest accounts, at fair value	15,834	13,147
Service revenue receivables, at fair value	13,979	14,817
Goodwill	20,066	20,066
Intangible assets, net	21,769	24,193
Property and equipment, net	5,819	6,176
Other assets	8,163	5,702
Assets from continuing operations	254,078	285,217
Assets from discontinued operations	188,806	187,076
Total assets	$442,884	$472,293
Liabilities and Stockholders’ Equity
Liabilities:
Restricted funds due to clients	$94,272	$86,994
Accounts payable, accrued expenses and other liabilities	11,050	13,389
Income taxes payable	26,582	25,923
Net deferred income tax liability	1,655	1,189
Liabilities from continuing operations	133,559	127,495
Liabilities from discontinued operations	162,827	165,471
Total liabilities	296,386	292,966
Commitments and contingencies:
Stockholders’ equity:
Common stock, par value $0.01 per share; 25,000 shares authorized; 12,260 and 12,051 shares issued; 11,300 and 11,154 shares outstanding	122	120
Additional paid-in capital	462,328	457,927
Accumulated deficit	(128,391)	(90,824)
Treasury stock, 960 and 897 shares held, at cost	(187,860)	(187,154)
Accumulated other comprehensive income (loss)	299	(742)
Total stockholders’ equity	146,498	179,327
Total liabilities and stockholders’ equity	$442,884	$472,293

The First Marblehead Corporation and Subsidiaries
Facilitated and Disbursed Loan Volume Data
For the Three and Twelve Months Ended June 30, 2014 and 2013
(unaudited)
(dollars in thousands)

The following tables present our private education loan facilitation metrics with respect to our Monogram-based loan programs, excluding Union Federal, for the three and twelve months ended June 30, 2014 and 2013, as well as the private education loans processed by Cology LLC for these periods, which, with respect to the twelve months ended June 30, 2013, included only the period from its October 19, 2012 acquisition through June 30, 2013.

	Three months ended June 30,
	2014			2013
	Partnered Lending	Cology LLC	Total	Partnered Lending	Cology LLC	Total
	(dollars in thousands)
Facilitated Loans	$8,705	$82,355	$91,060	$12,869	$61,812	$74,681
Disbursed Loans	5,523	38,408	43,931	8,990	37,053	46,043

	Twelve months ended June 30,
	2014			2013
	Partnered Lending	Cology LLC	Total	Partnered Lending	Cology LLC (since acquisition)	Total
	(dollars in thousands)
Facilitated Loans	$89,268	$579,755	$669,023	$101,343	$164,462	$265,805
Disbursed Loans	90,659	548,750	639,409	98,260	310,949	409,209

The decline in Monogram-based loan volume from fiscal 2013 to fiscal 2014 was primarily the result of a reduction in marketing spend quarter-over-quarter and year-over-year.  While the reduction in marketing expenses adversely impacted the level of loan volumes, the reduction improved our overall cost of loan acquisition from fiscal 2013 to fiscal 2014.

Use of Non-GAAP Financial Measures

In addition to providing financial measurements based on U.S. generally accepted accounting principles (“GAAP”), the Company has included in this press release an additional financial metric that it refers to as “net operating cash usage” that was not prepared in accordance with GAAP. The Company defines “net operating cash usage” to approximate cash required to fund its operations. “Net operating cash usage” is not directly comparable to the Company’s consolidated statements of cash flows prepared in accordance with GAAP. Legislative and regulatory guidance discourages the use of, and emphasis on, non-GAAP financial metrics and requires companies to explain why a non-GAAP financial metric is relevant to management and investors.

The Company’s management and its board of directors use this non-GAAP financial metric, in addition to GAAP financial measures, as a basis for measuring and forecasting the Company’s core operating performance and comparing such performance to that of prior periods. This non-GAAP financial measure is also used by the Company in its financial and operational decision-making.

The Company believes that the inclusion of this non-GAAP financial metric helps investors to gain a better understanding of its results, including its expenses and liquidity position. In addition, the Company’s presentation of this non-GAAP financial measure is consistent with how it expects that analysts may calculate their estimates of its financial results in their research reports and with how clients, investors, analysts and financial news media may evaluate its financial results.

There are limitations associated with reliance on any non-GAAP financial measure because any such measure is specific to the Company’s operations and financial performance, which makes comparisons with other companies’ financial results more challenging. Nevertheless, by providing both GAAP and non-GAAP financial measures, the Company believes that investors are able to compare its GAAP results to those of other companies, while also gaining a better understanding of its operating performance, consistent with management’s evaluation.

“Net operating cash usage” should be considered in addition to, and not as a substitute for, or superior to, financial information prepared in accordance with GAAP. “Net operating cash usage” excludes the effects of income taxes, acquisitions or divestitures, participation interest account net fundings and changes in other assets and other liabilities that are solely related to short-term timing of cash payments or receipts.

 In accordance with the requirements of Regulation G promulgated by the Securities and Exchange Commission, the table below presents the most directly comparable GAAP financial measure, loss from continuing operations, before income taxes, for the three and twelve months ended June 30, 2014 and 2013 and reconciles the GAAP measure to the comparable non-GAAP financial metric:

The First Marblehead Corporation and Subsidiaries
Net Operating Cash Usage, a Non-GAAP Financial Measure
For the Three and Twelve Months Ended June 30, 2014 and 2013
(unaudited)
(dollars in thousands)

	Three months ended June 30,		Twelve months ended June 30,
	2014	2013	2014	2013

Loss from continuing operations, before income taxes	$(12,261)	$(14,337)	$(38,940)	$(48,832)
Adjustments to loss from continuing operations, before income taxes:
Fair value changes to service revenue receivables	(82)	(11)	(2,330)	(2,068)
Cash distributions from service revenue receivables	309	849	3,168	3,592
Depreciation and amortization	1,294	1,188	5,288	4,347
Stock-based compensation	714	992	4,400	4,209
Changes in TMS deferred revenue	2,003	2,032	(293)	(496)
Additions to property and equipment	(605)	(802)	(2,506)	(3,465)
Other, net of cash flows from Union Federal	582	(35)	2,817	228
Non-GAAP net operating cash usage	$(8,046)	$(10,124)	$(28,396)	$(42,485)